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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 24, 2007


                                Youbet.com, Inc.
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             (Exact name of registrant as specified in its charter)


       Delaware                      0-26015                   95-4627253
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  (State or other            (Commission File Number)      (I.R.S. Employer
   incorporation)                                           Identification No.)


                               5901 De Soto Avenue
                        Woodland Hills, California 91367
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          (Address of principal executive offices, including zip code)



                                 (818) 668-2100
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              (Registrant's telephone number, including area code)


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             (Former name or address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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



Item 1.02. Termination of a Material Definitive Agreement.

On October 24, 2007, Youbet provided David Marshall, Inc. (DMI) with written notice that it is terminating the First Amended and Restated Services Agreement dated January 28, 2005, effective as of January 31, 2008. Youbet terminated the services agreement as part of its ongoing efforts to reduce costs. For 2008, the annual base fee and other costs associated with the terminated agreement are expected to result in aggregate savings of approximately $350,000.

Under the agreement, David M. Marshall had agreed to provide Youbet with certain consulting services in exchange for payment to DMI of an annual base fee and the provision of certain benefits to Mr. Marshall consistent with benefits provided to Youbet's senior management. DMI also would have been entitled to receive additional incentive payments under certain circumstances. For more information regarding the DMI services agreement, please refer to the discussion under "Certain Relationships and Related Transactions--David Marshall, Inc." in Youbet's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007 and to the copy of the agreement filed as an exhibit to Youbet's current report on Form 8-K dated January 28, 2005 and filed February 2, 2005.

Mr. Marshall is the sole stockholder of DMI. For more information regarding Mr. Marshall's relationship with Youbet, refer to the disclosure under Item 5.02 below, which disclosure is incorporated in this Item by reference.

Item 5.02.  Departure of a Director.

In a letter dated and delivered on October 26, 2007, Mr. Marshall submitted his resignation from the Youbet Board of Directors effective that day. Mr. Marshall has served as a Youbet director since 2002, which is the year he rejoined the company. At a meeting of the Board of Directors on October 26, 2007, the other members of the Board expressed their appreciation for Mr. Marshall's contribution to the Board and to Youbet, particularly as the co-founder of the two companies that eventually merged to become Youbet. Mr. Marshall had no disagreement with management or with another member of the Board with respect to Youbet's operations, policies or practices that arose in connection with, or was otherwise related to, his resignation. In his letter, he expressed his regrets that he could not continue to effectively serve as a Youbet director in light of other companies and projects that require his time and attention.

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   YOUBET.COM, INC.

Dated: October 30, 2007            By:  /s/ James A. Burk
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                                        James A. Burk
                                        Chief Financial Officer